UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 2, 2011

Geospatial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-04066	87-0554463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

229 Howes Run Road, Sarver, PA 16055
(Address of principal executive offices)

(724) 353-3400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Promissory Note and Security Agreement

On December 5, 2011, Geospatial Holdings, Inc. (the “Company”) entered into a Promissory Note and Security Agreement (the “Note Agreement”) with Lowery Enterprises, LLC, a limited liability company organized under the laws of the State of Oregon (the “Lender”).  Pursuant to the Note Agreement, the Company borrowed $300,000 from the Lender.  The Company is obligated to repay the loan principal, together with interest accrued thereon at the rate of 10% per annum, at the earlier of June 2, 2012, or 10 days following a closing by the Company on an equity raise of at least $3.5 million.  The loan is secured by certain equipment owned by the Company with a net book value of approximately $350,000.  As further consideration for the loan, the Company issued the Lender a Common Stock Purchase Warrant (the “Warrant”) to purchase three million shares of the Company’s common stock at $0.10 per share, exercisable through December, 2016.

Settlement Agreement

The Company entered into an Amended and Restated Settlement Agreement (the “Amended Settlement Agreement”) dated November 2, 2011 with twenty-nine investors (the “Investors”) who had purchased shares of the Company’s common stock in private placements in October, 2009, December, 2009, and March, 2010 (the “Private Placements”).  The Amended Settlement Agreement replaces the Settlement Agreement dated April 8, 2011 (the “Initial Settlement Agreement”) with the Investors, who threatened to file a lawsuit against the Company and its officers relating to their purchases of $5.5 million of capital stock issued in connection with the Private Placements.

The Initial Settlement Agreement required that the Company raise at least $5.0 million of additional equity capital by August 12, 2011 as a condition for the Investors’ agreement to forever waive their right to pursue their claims against the Company and it officers, except in the event that the Company files for bankruptcy.  Since the Company has not raised the minimum equity capital required under the Initial Settlement Agreement, the Amended Settlement Agreement has been negotiated with the Investors which reduces the minimum equity raise to $3.5 million and extends the deadline for closing on the equity offering to January 15, 2012.  The Investors have agreed not to pursue their claims through January 15, 2012 to afford the Company the opportunity to raise the additional funds.

Following the closing of an equity offering of at least $3.5 million, the Company will issue additional shares of the Company’s common stock to the Investors.  Under the Amended Settlement Agreement, each Investor will be granted additional shares of the Company’s common stock so that the aggregate number of shares issued to such Investor related to the offerings and the settlement will equal 60% of the Investor’s aggregate investment in the offerings divided by the per share price at which the Company effects its anticipated offering.

Thus, the Investors will be treated as if they had purchased all of their shares at approximately 167% of the offering price to be established in the upcoming offering.  Under the Initial Settlement Agreement, the Investors were to be treated as if they had purchased all of their shares at 100% of the offering price.

As consideration for the reduction in shares granted to the Investors under the Amended Settlement Agreement, the Company has agreed to issue warrants to purchase its common stock exercisable at two times the offering price.  At closing, the Investors will be issued warrants to purchase two shares of common stock for each share of common stock they are issued under the Amended Settlement Agreement.  The warrants will be issued following the closing of the anticipated offering and will expire six years after issuance.

Other unaffiliated investors purchased $6.4 million of Geospatial capital stock in the Private Placements.  While these investors have not raised allegations of misconduct against the Company or its officers, the Board of Directors has concluded that such investors should be entitled to additional shares and warrants consistent with the terms outlined above provided they invest the same amount in the new offering as they invested in the Private Placements.

If such investors invest a lesser amount in the new offering, shares and warrants to which they are entitled would be reduced proportionately.  Thus, if an unaffiliated investor purchases shares in the new offering equal in value to 70% of their investment in the Private Placements, additional shares and warrants to which they would be entitled had they purchased 100% of their 2009/2010 investment would be reduced by 30%.

The Amended Settlement Agreement also requires that the Company to extend its License and Distribution Agreement with Reduct NV (the “Reduct Agreement”).  The Company intends to negotiate an extension of the Reduct Agreement, which expired May 31, 2011.

 The foregoing discussion provides only a brief description of the documents described above. The discussion is qualified in its entirety by the full text of the Note Agreement, the Warrant, and the Amended Settlement Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, and 10.3, respectively.

Item 2.03.  Creation of a Direct Financial Obligation.

See Item 1.01”Entry into a Material Definitive Agreement.”

Item 3.02 Unregistered Sales of Equity Securities.

Promissory Note and Security Agreement

Pursuant to the Note Agreement, the Company issued the Lender a Warrant to purchase three million shares of the Company’s common stock at $0.10 per share, exercisable through December, 2016.  The transactions contemplated pursuant to the Warrant will take place in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D, and the Company will conduct the private placements without any general solicitation or advertisement and with a restriction on resale.

Settlement Agreement

Pursuant to the Amended Settlement Agreement, each Investor will be granted additional shares of the Company’s common stock so that the aggregate number of shares issued to such Investor related to the offerings and the settlement will equal 60% of the Investor’s aggregate investment in the offerings divided by the per share price at which the Company effects its anticipated offering.  Thus, the Investors will be treated as if they had purchased all of their shares at approximately 167% of the offering price to be established in the upcoming offering.  Under the Initial Settlement Agreement, the Investors were to be treated as if they had purchased all of their shares at 100% of the offering price.  As consideration for the reduction in shares granted to the Investors under the Amended Settlement Agreement, the Company has agreed to issue warrants to purchase its common stock exercisable at two times the offering price.  At closing, the Investors will be issued warrants to purchase two shares of common stock for each share of common stock they are issued under the Amended Settlement Agreement.  The warrants will be issued following the closing of the anticipated offering and will expire six years after issuance.  The transactions contemplated pursuant to the Amended Settlement Agreement will take place in a series of private placements pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D, and the Company will conduct the private placements without any general solicitation or advertisement and with a restriction on resale.

Item 7.01.  Regulation FD Disclosure.

On December 16, 2011, the Company issued a press release announcing its entry into the Note Agreement, the Warrant, and the Amended Settlement Agreement (as discussed in Items 1.01, 2.03, and 3.02 hereof).  The press release is furnished as Exhibit 99.1 hereto, and is incorporated into this Item 7.01 by reference.  The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

 Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Promissory Note and Security Agreement dated December 5, 2011 executed by Geospatial Holdings, Inc. for the benefit of Lowery Enterprises, LLC.

10.2	Common Stock Purchase Warrant dated December 5, 2011.

10.3	Amended and Restated Settlement Agreement dated November 2, 2011 among Geospatial Holdings, Inc., Mark A. Smith, Thomas R. Oxenreiter, and certain investors.

99.1	Press release dated December 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPATIAL HOLDINGS, INC.

By:	/s/ Thomas R. Oxenreiter
Name:	Thomas R. Oxenreiter
Title:	Chief Financial Officer

Date: December 19, 2011